For Immediate Release

Contact:  Thomas X. Geisel, President and Chief Executive Officer, (856) 690-4329

Sun Bancorp Announces Results of 2013 Annual Meeting of Shareholders

VINELAND, NJ, May 23, 2013 - Sun Bancorp, Inc. (NASDAQ:SNBC) (the “Company”) reported that its 2013 Annual Meeting of Shareholders was held today.  At the meeting, shareholders of the Company elected Wilbur L. Ross, Jr., Sidney R. Brown, Peter Galetto, Jr., Jeffrey S. Brown, Eli Kramer, Thomas X. Geisel, Anthony R. Coscia, William J. Marino, Philip A. Norcross and Steven A. Kass as directors.  Shareholders also approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  Shareholders also approved the Directors Stock Purchase Plan, as amended and restated.

     Sun Bancorp, Inc. (NASDAQ: SNBC) is a $3.23 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers through more than 60 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

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